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                    Exhibit 99.1

Investor Contact David Martin 267.946.1407 damartin@harsco.com	Media Contact Jay Cooney 267.857.8017 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Fourth Quarter Revenues from Continuing Operations Totaled $468 Million, An Increase of 6 Percent Over the Prior-Year Quarter After Excluding FX Translation Impacts

•Q4 GAAP Operating Income from Continuing Operations of $2 Million

•Adjusted EBITDA in Q4 Totaled $61 Million; Above Company's Guidance Range Due to Strong Performance in Each Business Segment

•Full Year 2022 Revenue from Continuing Operations Increased 6 Percent Before FX Translation Impacts; GAAP Operating Loss of $57 million Including Impairments, While Adjusted EBITDA Totaled $229 million

•2023 Adjusted EBITDA Expected to Increase to Between $240 Million and $260 Million

PHILADELPHIA, PA (February 27, 2023) - Harsco Corporation (NYSE: HSC) today reported fourth quarter 2022 results. On a U.S. GAAP ("GAAP") basis, fourth quarter of 2022 diluted loss per share from continuing operations was $0.30, after unusual items including restructuring costs and an intangible asset impairment within Harsco Environmental. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2022 were $0.01. These figures compare with fourth quarter of 2021 GAAP diluted earnings per share from continuing operations of $0.13 and adjusted diluted earnings per share from continuing operations of $0.22.

GAAP operating income from continuing operations for the fourth quarter of 2022 was $2 million. Adjusted EBITDA was $61 million in the quarter, compared to the Company's previously provided guidance range of $47 million to $54 million.

“Harsco delivered strong quarterly operating performance to finish 2022. We exited the year with positive momentum, driven in large part by the realization of cost efficiencies and commercial pricing initiatives, while benefiting from stabilizing market conditions," said Harsco Chairman and CEO Nick Grasberger. “In particular, Clean Earth benefited from the continued implementation of initiatives that drove lower operating costs as well as incremental demand from infrastructure-related markets. Harsco Environmental results were aided by lower costs relative to expectations. I would like to thank our employees for their efforts through 2022, which began with unprecedented pressures related to inflation and the Russia-Ukraine conflict. Our resilience, adaptability through change and unwavering commitment to our customers enabled us to deliver against our objectives in the second half of the year.

“Looking forward, our business momentum is expected to continue. We anticipate a meaningful increase in operating results in 2023, with Clean Earth leading the way via pricing and operational efficiencies. In Harsco Environmental, improvement initiatives and price will also support its results during the year. Key to our strategy is maintaining capital discipline, enabling Harsco to strengthen its free cash flow and leverage position in the future. The sale of our Rail business this year will further help reduce our leverage. We are excited about the opportunities ahead and believe that building on our successes and delivering against our priorities will position Harsco to create shareholder value in 2023 and beyond.”

Harsco Corporation—Selected Fourth Quarter Results

($ in millions, except per share amounts)	Q4 2022	Q4 2021
Revenues	$468	$462
Operating income from continuing operations - GAAP	$2	$16
Diluted EPS from continuing operations - GAAP	$(0.30)	$0.13
Adjusted EBITDA - Non GAAP	$61	$58
Adjusted EBITDA margin - Non GAAP	12.9%	12.6%
Adjusted diluted EPS - Non GAAP	$0.01	$0.22
Note: Adjusted diluted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share is adjusted for acquisition-related amortization expense.

Consolidated Fourth Quarter Operating Results
Consolidated revenues from continuing operations were $468 million, an increase of 1 percent compared with the prior-year quarter. Clean Earth realized an increase in revenues compared to the fourth quarter of 2021, while Harsco Environmental revenues decreased due to currency translation impacts. Foreign currency translation negatively impacted fourth quarter 2022 revenues by approximately $19 million (4 percent), compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $2 million for the fourth quarter of 2022, compared with GAAP operating income of $16 million in the same quarter of 2021. Meanwhile, adjusted EBITDA totaled $61 million in the fourth quarter of 2022 versus $58 million in the fourth quarter of the prior year. Clean Earth experienced higher adjusted EBITDA relative to the prior-year quarter, while Harsco Environmental's adjusted EBITDA as anticipated was below the comparable quarter of 2021.

Harsco Corporation—Selected 2022 Results

($ in millions, except per share amounts)	2022	2021
Revenues	$1,889	$1,848
Operating income (loss) from continuing operations - GAAP	$(57)	$88
Diluted EPS from continuing operations - GAAP	$(1.73)	$0.28
Adjusted EBITDA - excluding unusual items	$229	$252
Adjusted EBITDA margin - excluding unusual items	12.1%	13.6%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.10	$0.69
Note: Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are adjusted for acquisition-related amortization expense.

Consolidated Full Year 2022 Operating Results
Consolidated revenues from continuing operations were $1.89 billion in 2022, compared to $1.85 billion in 2021. Revenues for Clean Earth increased mainly due to higher pricing for its services, while Harsco Environmental revenues decreased as currency translation impacts were only partially offset by higher pricing. Foreign currency translation negatively impacted 2022 revenues by approximately $70 million compared with the prior year.

The GAAP operating loss from continuing operations was $57 million in 2022, while GAAP operating income from continuing operations in 2021 was $88 million. Adjusted EBITDA was $229 million and $252 million for these years, respectively, with the change in adjusted results reflecting the above-mentioned impact of FX translation as well as the Russia-Ukraine conflict impact on steel volumes particularly in Europe and inflation, among other factors. Inflationary pressures were most significant in Clean Earth during the first-half of 2022, subsequent to which broad-based price increases as well as cost and operational initiatives were implemented. The success of these actions led to a significant improvement in Harsco's financial performance in the second-half of the 2022.

On a GAAP basis, diluted loss per share from continuing operations in 2022 was $1.73, and this figure compares with diluted earnings per share in 2021 of $0.28. These figures include various unusual items in each year. Adjusted diluted earnings per share from continuing operations were $0.10 in 2022, compared with $0.69 in 2021.

Fourth Quarter Business Review

Harsco Environmental

($ in millions)	Q4 2022	Q4 2021
Revenues	$257	$268
Operating income - GAAP	$(4)	$20
Adjusted EBITDA - Non GAAP	$43	$49
Adjusted EBITDA margin - Non GAAP	16.7%	18.3%

Harsco Environmental revenues totaled $257 million in the fourth quarter of 2022, a decrease of 4 percent compared with the prior-year quarter. This change is attributable to FX translation impacts, partially offset by higher services activity at certain sites. The segment's GAAP operating loss and adjusted EBITDA totaled $4 million and $43 million, respectively, in the fourth quarter of 2022. These figures compare with GAAP operating income of $20 million and adjusted EBITDA of $49 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned items as well as lower commodity prices and the recovery of Brazil sales taxes in the prior-year quarter which were not repeated in 2022.

Clean Earth

($ in millions)	Q4 2022	Q4 2021
Revenues	$211	$194
Operating income (loss) - GAAP	$14	$5
Adjusted EBITDA - Non GAAP	$25	$16
Adjusted EBITDA margin - Non GAAP	11.6%	8.4%

Clean Earth revenues totaled $211 million in the fourth quarter of 2022, a 9 percent increase over the prior-year quarter as a result of higher services pricing. The segment's GAAP operating income was $14 million and adjusted EBITDA was $25 million in the fourth quarter of 2022. These figures compare with $5 million of operating income and $16 million of adjusted EBITDA in the prior-year period. The year-on-year improvement in adjusted earnings reflects higher prices as well as cost reduction and efficiency initiatives, partially offset by inflationary pressures on certain expenditures such as transportation, labor and disposal. As a result, Clean Earth's adjusted EBITDA margin increased to 11.6 percent in the fourth quarter of 2022 versus 8.4 percent in the comparable quarter of 2021.

Cash Flow
Net cash provided by operating activities was $19 million in the fourth quarter of 2022, compared with net cash provided by operating activities of $25 million in the prior-year period. Free cash flow (excluding Rail) was $3 million in the fourth quarter of 2022, compared with $(8) million in the prior-year period. The change in free cash flow compared with the prior-year quarter is mainly attributable to a decrease in net capital spending.

For the full-year 2022, net cash provided by operating activities totaled $151 million, compared with net cash provided by operating activities of $72 million in 2021. Free cash flow (excluding Rail) was $75 million in 2022, compared with $(2) million in the prior-year. The change in full-year free cash flow can be mainly attributed to the Company's accounts receivable securitization program (net of other working capital changes) and lower net capital spending, partially offset by lower cash operating earnings and higher cash interest payments.

2023 Outlook
The Company's 2023 guidance anticipates that it will realize a meaningful improvement in financial performance relative to 2022, with the better financial results driven by various price and cost reduction initiatives across the Company. Clean Earth is expected to drive the year-on-year performance growth, and the Company's outlook contemplates that economic conditions will remain stable and that certain business challenges such as labor and disposal inflation will persist. Summary business segment and consolidated highlights are as follows:

Harsco Environmental adjusted EBITDA is projected to be modestly above 2022 results at the mid-point of guidance. For the year, higher services pricing, restructuring benefits, site improvement initiatives and new contracts are expected to be partially offset by FX translation impacts, lower commodity prices and a less favorable services mix.

Clean Earth adjusted EBITDA is expected to significantly increase versus 2022, as a result of higher services pricing as well as cost reduction and operational improvement actions, offsetting the impacts of continued labor-market and supply-chain (disposal) tightness.

Lastly, adjusted Corporate spending is anticipated to be higher relative to the prior year due to the normalization of certain expenditures, including travel and higher planned incentive compensation.

2023 Full Year Outlook (Continuing Operations)
GAAP Operating Income/(Loss)	$74 - $94 million
Adjusted EBITDA	$240 - $260 million
GAAP Diluted Earnings/(Loss) Per Share	$(0.50) - $(0.80)
Adjusted Diluted Earnings/(Loss) Per Share	$(0.23) - $(0.52)
Free Cash Flow	$20 - $40 million
Net Interest Expense	$91 - $95 million
Account Receivable Securitization Fees	$9 - $10 million
Pension Expense (Non-Operating)	$20 - $22 million
Tax Expense, Excluding Any Unusual Items	$8 - $11 million
Net Capital Expenditures	$125 - $135 million

Q1 2023 Outlook (Continuing Operations)
GAAP Operating Income	$5 - $10 million
Adjusted EBITDA	$45 - $50 million
GAAP Diluted Earnings/(Loss) Per Share	$(0.30) - $(0.37)
Adjusted Diluted Earnings/(Loss) Per Share	$(0.23) - $(0.30)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.harsco.com. The live call also can be accessed by dialing (833) 634-5019, or (412) 902-4237 for international callers. Please ask to join the Harsco Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or health conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a divestiture of the Rail division, as announced on November 2, 2021 on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business has been significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at Clean Earth due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Philadelphia, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31				December 31
(In thousands, except per share amounts)	2022		2021		2022	2021
Revenues from continuing operations:
Revenues	$468,302		$462,073		$1,889,065	$1,848,399
Costs and expenses from continuing operations:
Cost of sales	380,314		382,402		1,553,335	1,490,556
Selling, general and administrative expenses	66,832		59,184		268,066	272,233
Research and development expenses	145		145		690	956
Goodwill and other intangible asset impairment charges	15,000		—		119,580	—
Other (income) expenses, net	4,222		4,270		4,737	(3,722)
Total costs and expenses	466,513		446,001		1,946,408	1,760,023
Operating income (loss) from continuing operations	1,789		16,072		(57,343)	88,376
Interest income	1,270		563		3,559	2,231
Interest expense	(23,621)		(15,595)		(75,156)	(63,235)
Facility fees and debt-related income (expense)	(2,062)		—		(2,956)	(5,506)
Defined benefit pension income	2,163		3,862		8,938	15,640
Income (loss) from continuing operations before income taxes and equity income	(20,461)		4,902		(122,958)	37,506
Income tax benefit (expense) from continuing operations	(2,899)		5,625		(10,381)	(9,089)
Equity income (loss) of unconsolidated entities, net	195		186		(178)	(302)
Income (loss) from continuing operations	(23,165)		10,713		(133,517)	28,115
Discontinued operations:
Income (loss) from discontinued businesses	(15,076)		(38,766)		(50,301)	(25,863)
Income tax benefit (expense) from discontinued businesses	2,105		4,309		7,387	477
Income (loss) from discontinued operations, net of tax	(12,971)		(34,457)		(42,914)	(25,386)
Net income (loss)	(36,136)		(23,744)		(176,431)	2,729
Less: Net (income) loss attributable to noncontrolling interests	(582)		(591)		(3,638)	(5,978)
Net income (loss) attributable to Harsco Corporation	$(36,718)		$(24,335)		$(180,069)	$(3,249)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(23,747)		$10,122		$(137,155)	$22,137
Income (loss) from discontinued operations, net of tax	(12,971)		(34,457)		(42,914)	(25,386)
Net income (loss) attributable to Harsco Corporation common stockholders	$(36,718)		$(24,335)		$(180,069)	$(3,249)
Weighted-average shares of common stock outstanding	79,564		79,294		79,493	79,234
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.30)		$0.13		$(1.73)	$0.28
Discontinued operations	(0.16)		(0.43)		(0.54)	(0.32)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.46)	(a)	$(0.31)	(a)	$(2.27)	$(0.04)
Diluted weighted-average shares of common stock outstanding	79,564		80,093		79,493	80,289
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.30)		$0.13		$(1.73)	$0.28
Discontinued operations	(0.16)		(0.43)		(0.54)	(0.32)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.46)		$(0.30)		$(2.27)	$(0.04)

(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	December 31 2022	December 31 2021
ASSETS
Current assets:
Cash and cash equivalents	$81,332	$82,908
Restricted cash	3,762	4,220
Trade accounts receivable, net	264,428	377,881
Other receivables	25,379	33,059
Inventories	81,375	70,493
Prepaid expenses	30,583	31,065
Current portion of assets held-for-sale	266,335	265,413
Other current assets	14,541	9,934
Total current assets	767,735	874,973
Property, plant and equipment, net	656,875	653,913
Right-of-use assets, net	101,253	101,576
Goodwill	759,253	883,109
Intangible assets, net	352,160	402,801
Deferred income tax assets	17,489	17,883
Assets held-for-sale	70,105	71,234
Other assets	65,984	48,419
Total assets	$2,790,854	$3,053,908
LIABILITIES
Current liabilities:
Short-term borrowings	$7,751	$7,748
Current maturities of long-term debt	11,994	10,226
Accounts payable	205,577	186,126
Accrued compensation	43,595	48,165
Income taxes payable	3,640	6,378
Current portion of operating lease liabilities	25,521	25,590
Current portion of liabilities of assets held-for-sale	159,004	161,999
Other current liabilities	140,199	155,159
Total current liabilities	597,281	601,391
Long-term debt	1,336,995	1,359,446
Retirement plan liabilities	46,601	93,693
Operating lease liabilities	75,246	74,571
Liabilities of assets held-for-sale	9,463	8,492
Environmental liabilities	26,880	28,435
Deferred tax liabilities	30,069	33,826
Other liabilities	45,277	48,284
Total liabilities	2,167,812	2,248,138
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,448	144,883
Additional paid-in capital	225,759	215,528
Accumulated other comprehensive loss	(567,636)	(560,139)
Retained earnings	1,614,441	1,794,510
Treasury stock	(848,570)	(846,622)
Total Harsco Corporation stockholders’ equity	569,442	748,160
Noncontrolling interests	53,600	57,610
Total equity	623,042	805,770
Total liabilities and equity	$2,790,854	$3,053,908

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(36,136)	$(23,744)	$(176,431)	$2,729
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,753	33,066	129,712	131,449
Amortization	8,532	8,670	34,137	35,224
Deferred income tax (benefit) expense	27	(8,019)	(12,029)	(16,930)
Equity (income) loss of unconsolidated entities, net	(195)	(186)	178	302
Dividends from unconsolidated entities	—	269	526	269
(Gain) loss on early extinguishment of debt	—	—	(2,254)	2,668
Goodwill and other intangible asset impairment charges	15,000	—	119,580	—
Other, net	(808)	3,209	(427)	2,062
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	19,323	12,782	94,317	(19,781)
Income tax refunds receivable, reimbursable to seller	—	2,135	7,687	2,870
Inventories	(5,459)	(11,340)	(16,798)	(7,783)
Contract assets	1,954	8,695	11,543	(43,510)
Right-of-use assets	7,342	7,250	29,171	28,300
Accounts payable	6,234	2,007	19,264	14,118
Accrued interest payable	6,916	7,429	(643)	(411)
Accrued compensation	1,614	(5,629)	(3,945)	6,469
Advances on contracts	(5,360)	(314)	(11,347)	(14,311)
Operating lease liabilities	(6,876)	(6,753)	(28,374)	(27,307)
Retirement plan liabilities, net	(6,307)	(9,086)	(34,136)	(45,786)
Other assets and liabilities	(18,188)	5,006	(9,204)	21,556
Net cash provided by operating activities	19,366	25,447	150,527	72,197
Cash flows from investing activities:
Purchases of property, plant and equipment	(35,515)	(48,819)	(137,160)	(158,326)
Proceeds from sales of assets	2,470	1,212	10,759	16,724
Expenditures for intangible assets	(37)	(71)	(184)	(358)
Proceeds from note receivable	—	—	8,605	6,400
Net proceeds from settlement of foreign currency forward exchange contracts	7,379	12,004	20,950	10,940
Proceeds (payments) for settlements of interest rate swaps	282	—	(2,304)	—
Other investing activities, net	53	(10)	273	171
Net cash used by investing activities	(25,368)	(35,684)	(99,061)	(124,449)
Cash flows from financing activities:
Short-term borrowings, net	607	(3,715)	884	935
Current maturities and long-term debt:
Additions	65,016	33,195	224,445	540,663
Reductions	(57,479)	(12,497)	(256,310)	(464,848)
Dividends paid to noncontrolling interests	—	—	(4,841)	(3,103)
Sale (purchase) of noncontrolling interests	—	—	1,901	—
Stock-based compensation - Employee taxes paid	(132)	(119)	(1,949)	(3,392)
Payment of contingent consideration	—	(854)	(6,915)	(1,588)
Deferred financing costs	—	—	—	(7,828)
Other financing activities, net	—	—	—	(601)
Net cash provided (used) by financing activities	8,012	16,010	(42,785)	60,238
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1,953)	1,252	(10,715)	(527)
Net increase (decrease) in cash and cash equivalents, including restricted cash	57	7,025	(2,034)	7,459
Cash and cash equivalents, including restricted cash, at beginning of period	85,037	80,103	87,128	79,669
Cash and cash equivalents, including restricted cash, at end of period	$85,094	$87,128	$85,094	$87,128

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	December 31, 2022		December 31, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$256,872	$(4,372)	$267,649	$19,614
Harsco Clean Earth	211,430	13,865	194,424	5,183
Corporate	—	(7,704)	—	(8,725)
Consolidated Totals	$468,302	$1,789	$462,073	$16,072

	Twelve Months Ended		Twelve Months Ended
	December 31, 2022		December 31, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$1,061,239	$59,559	$1,068,083	$103,402
Harsco Clean Earth	827,826	(81,785)	780,316	25,639
Corporate	—	(35,117)	—	(40,665)
Consolidated Totals	$1,889,065	$(57,343)	$1,848,399	$88,376

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31				December 31
	2022		2021		2022		2021
Diluted earnings (loss) per share from continuing operations as reported	$(0.30)		$0.13		$(1.73)		$0.28
Facility fees and debt-related expense (income) (a)	—		—		(0.01)		0.07
Corporate strategic costs (b)	—		0.02		—		0.06
Harsco Clean Earth segment goodwill impairment charge (c)	—		—		1.32		—
Harsco Environmental segment other intangible asset impairment charge (d)	0.19		—		0.19		—
Harsco Environmental segment severance (e)	0.05		—		0.05		(0.01)
Harsco Clean Earth segment severance costs (f)	—		—		0.03		—
Harsco Clean Earth segment contingent consideration adjustments (g)	—		—		(0.01)		—
Taxes on above unusual items (h)	(0.01)		—		(0.05)		(0.02)
Adjusted diluted earnings (loss) per share, including acquisition amortization expense	(0.07)	(i)	0.14	(j)	(0.20)	(j)	0.37	(j)
Acquisition amortization expense, net of tax (i)	0.08		0.08		0.31		0.32
Adjusted diluted earnings per share	$0.01		$0.22		$0.10	(j)	$0.69
(a)Costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities, partially offset by income recognized related to a gain on the repurchase of $25.0 million of Senior Notes, (Q4 2022 of $0.1 million pre-tax expense; twelve months 2022 $0.5 million pre-tax income) and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan (of which the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B), to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (twelve months 2021 $5.5 million pre-tax expense).
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies. The twelve months ended 2022 included the relocation of the Company's headquarters (Q4 2022 $0.2 million pre-tax expense; twelve months 2022 $0.4 million pre-tax expense) and the twelve months ended 2021 included the divestiture of the former Harsco Rail segment (Q4 2021 $1.3 million pre-tax expense; twelve months 2021 $4.5 million pre-tax expense).
(c)Non-cash goodwill impairment charge in the Harsco Clean Earth segment (twelve months 2022 $104.6 million pre-tax expense).
(d)Non-cash other intangible asset impairment charge in the Harsco Environmental segment (Q4 2022 and twelve months 2022 $15.0 million pre-tax expense).
(e)Severance and related costs incurred in the Harsco Environmental segment (Q4 2022 and twelve months 2022 $4.2 million pre-tax expense), and adjustment to prior year severance and related costs incurred in the Harsco Environmental segment (twelve months 2021 $0.9 million pre-tax income).
(f)Severance and related costs incurred in the Harsco Clean Earth segment (twelve months 2022 $2.6 million pre-tax expense), (Q4 2021 and twelve months 2021 $0.4 million pre-tax expense).
(g)Adjustment to contingent consideration related to the acquisition of the Harsco Clean Earth segment (twelve months 2022 $0.8 million pre-tax income).
(h)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(i)Acquisition amortization expense was $7.7 million pre-tax and $31.1 million pre-tax for Q4 2022 and the twelve months 2022, respectively, and after-tax was $6.2 million and $24.6 million for Q4 2022 and the twelve months 2022, respectively. Acquisition amortization expense was $8.0 million pre-tax and $32.3 million pre-tax for Q4 2021 and the twelve months 2021, respectively, and after-tax was $6.4 million and $19.4 million for Q4 2021 and the twelve months 2021, respectively.
(j)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)

	Projected				Projected
	Three Months Ending				Twelve Months Ending
	March 31				December 31
	2023				2023
	Low		High		Low	High
Diluted earnings (loss) per share from continuing operations	$(0.37)		$(0.30)		$(0.80)	$(0.50)
Estimated acquisition amortization expense, net of tax	0.07		0.07		0.28	0.28
Adjusted diluted earnings (loss) per share	$(0.30)	(b)	$(0.23)	(b)	$(0.52)	$(0.23)	(b)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals

Three Months Ended December 31, 2022:
Operating income (loss) as reported	$(4,372)	$13,865	$(7,704)	$1,789
Corporate strategic costs	—	—	229	229
Harsco Clean Earth segment severance costs	—	37	—	37
Harsco Environmental segment severance costs	4,156	—	—	4,156
Harsco Environmental segment intangible asset impairment	15,000	—	—	15,000
Operating income (loss) excluding unusual items	14,784	13,902	(7,475)	21,211
Depreciation	26,569	4,623	561	31,753
Amortization	1,648	6,022	—	7,670
Adjusted EBITDA	$43,001	$24,547	$(6,914)	$60,634
Revenues as reported	$256,872	$211,430		$468,302
Adjusted EBITDA margin (%)	16.7%	11.6%		12.9%

Three Months Ended December 31, 2021:
Operating income (loss) as reported	$19,614	$5,183	$(8,725)	$16,072
Corporate strategic costs	—	—	1,280	1,280
Harsco Environmental segment severance costs	—	390	—	390
Operating income (loss) excluding unusual items	19,614	5,573	(7,445)	17,742
Depreciation	27,384	4,854	434	32,672
Amortization	1,972	6,001	—	7,973
Adjusted EBITDA	$48,970	$16,428	$(7,011)	$58,387
Revenues as reported	$267,649	$194,424		$462,073
Adjusted EBITDA margin (%)	18.3%	8.4%		12.6%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals
Twelve Months Ended December 31, 2022:
Operating income (loss) as reported	$59,559	$(81,785)	$(35,117)	$(57,343)
Corporate strategic costs	—	—	357	357
Harsco Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Harsco Clean Earth segment severance costs	—	2,577	—	2,577
Harsco Clean Earth segment contingent consideration adjustment	—	(827)	—	(827)
Harsco Environmental segment severance costs	4,156	—	—	4,156
Harsco Environmental segment intangible asset impairment	15,000	—	—	15,000
Operating income (loss) excluding unusual items	78,715	24,545	(34,760)	68,500
Depreciation	108,880	18,836	1,996	129,712
Amortization	6,809	24,299	—	31,108
Adjusted EBITDA	194,404	67,680	(32,764)	229,320
Revenues as reported	$1,061,239	$827,826		$1,889,065
Adjusted EBITDA margin (%)	18.3%	8.2%		12.1%

Twelve Months Ended December 31, 2021:
Operating income (loss) as reported	$103,402	$25,639	$(40,665)	$88,376
Corporate strategic costs	—	—	4,450	4,450
Harsco Clean Earth segment severance costs	—	390	—	390
Harsco Environmental segment severance costs	(900)	—	—	(900)
Operating income (loss) excluding unusual items	102,502	26,029	(36,215)	92,316
Depreciation	105,830	19,672	1,900	127,402
Amortization	8,052	24,180	—	32,232
Adjusted EBITDA	216,384	69,881	(34,315)	251,950
Revenues as reported	$1,068,083	$780,316		$1,848,399
Adjusted EBITDA margin (%)	20.3%	9.0%		13.6%

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended December 31
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$(23,165)	$10,713

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(195)	(186)
Income tax (benefit) expense	2,899	(5,625)
Defined benefit pension income	(2,163)	(3,862)
Facility fees and debt-related expense (income)	2,062	—
Interest expense	23,621	15,595
Interest income	(1,270)	(563)
Depreciation	31,753	32,672
Amortization	7,670	7,973

Unusual items:
Corporate strategic costs	229	1,280
Harsco Environmental segment intangible asset impairment charge	15,000	—
Harsco Environmental segment severance costs	4,156	—
Harsco Clean Earth segment severance costs	37	390
Consolidated Adjusted EBITDA	$60,634	$58,387

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Twelve Months Ended December 31
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$(133,517)	$28,115

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	178	302
Income tax (benefit) expense	10,381	9,089
Defined benefit pension income	(8,938)	(15,640)
Facility fees and debt-related expense (income)	2,956	5,506
Interest expense	75,156	63,235
Interest income	(3,559)	(2,231)
Depreciation	129,712	127,402
Amortization	31,108	32,232

Unusual items:
Corporate strategic costs	357	4,450
Harsco Environmental segment severance costs	4,156	(900)
Harsco Environmental segment other intangible asset impairment charge	15,000	—
Harsco Clean Earth segment goodwill impairment charge	104,580	—
Harsco Clean Earth segment severance costs	2,577	390
Harsco Clean Earth segment contingent consideration adjustments	(827)	—
Adjusted EBITDA	$229,320	$251,950

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected		Projected
	Three Months Ending		Twelve Months Ending
	March 31		December 31
	2023		2023
(In millions)	Low	High	Low	High
Consolidated loss from continuing operations	$(29)	$(23)	$(61)	$(36)

Add back (deduct):
Income tax (income) expense	3	4	8	11
Facility fees and debt-related (income) expense	2	2	10	9
Net interest	23	22	95	91
Defined benefit pension (income) expense	6	5	22	20
Depreciation and amortization	40	40	166	166
Consolidated Adjusted EBITDA	$45	$50	$240	$260	(b)
(a) Excludes former Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$19,366	$25,447	150,527	$72,197
Less capital expenditures	(35,515)	(48,819)	(137,160)	(158,326)
Less expenditures for intangible assets	(37)	(71)	(184)	(358)
Plus capital expenditures for strategic ventures (a)	361	677	1,789	3,660
Plus total proceeds from sales of assets (b)	2,470	1,212	10,759	16,724
Plus transaction-related expenditures (c)	—	150	1,854	18,938
Harsco Rail free cash flow deficit/(benefit)	16,783	13,774	47,610	45,611
Free cash flow	$3,428	$(7,630)	$75,195	$(1,554)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with certain debt refinancing transactions.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2023
(In millions)	Low	High
Net cash provided by operating activities	$140	$170
Less net capital / intangible asset expenditures	(125)	(135)
Plus capital expenditures for strategic ventures	5	5
Free cash flow	$20	$40

(a) Excludes former Harsco Rail Segment